Registration Statement No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                          INDIAN RIVER BANKING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

            Florida                                        59-2931518
(State or Other Jurisdiction of                    (IRS Employer I.D. Number)
 Incorporation or Organization)

                    958 20th Place, Vero Beach, Florida 32960
               (Address of Principal Executive Offices) (Zip Code)

            INDIAN RIVER BANKING COMPANY EMPLOYEE TENURE STOCK GRANTS
                              (Full Title of Plan)

                           Paul A. Beindorf, President
                          Indian River Banking Company
                                 958 20th Place
                            Vero Beach, Florida 32960
                                  561.569.9200
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                             David H. Baris, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

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                         CALCULATION OF REGISTRATION FEE

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Title of Securities to be   Amount to be      Proposed Maximum           Proposed Maximum               Amount of
    to be Registered         Registered     Offering per Share(1)   Aggregate Offering Price(2)      Registration Fee

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
     Common Stock,
   $1.00 par value             5,000             $28.00                     $140,000                     $12.88
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(1)  Determined in accordance with Rule 457(h)(1) under the Securities Act of
     1933 solely for purposes of calculating the registration fee, based upon the value of the common stock as of April 16, 2002.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

         (1) Indian River Banking Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (2) Indian River Banking Company's Current Reports on Form 8-K filed on January 15, 2002 and April 8, 2002

         (3) The description of Indian River Banking Company's Common Stock contained in its Registration Statement on Form 8-A filed April 30, 2001; and

         (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Indian River Banking Company since the end of the year covered in its Annual Report referred to in (1) above.

         All documents filed by Indian River Banking Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of Indian River provide that Indian River may indemnify officers, directors, employees and agents of Indian River to the fullest extent permitted by Florida law (the "Florida law"). Pursuant to Florida law, Indian River generally has the power to indemnify its present and former directors, officers, agents and employees, or persons serving as such in another entity at Indian River's request, against expenses (including attorneys' fees) and liabilities incurred by them in any action, suit, or proceeding to which they are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Indian River, or in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In respect of suits by or in the right of Indian River, the indemnification is generally limited to expenses (including attorneys' fees) and is not available in respect of any claim where such person is adjudged liable to Indian River, unless the court determines that indemnification is appropriate. To the extent such person is successful in the defense of any suit, action or proceeding, indemnification against expenses (including attorneys' fees) is mandatory. Indian River has the power to purchase and maintain insurance for such persons and indemnification. The indemnification provided by the Florida law is not exclusive of other rights to indemnification which any person may otherwise be entitled under any bylaw, agreement, shareholder or disinterested director vote, or otherwise.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

Exhibit Number                    Description
--------------                    -----------

5               Opinion of Kennedy, Baris & Lundy, L.L.P.

23(a)           Consent of Kennedy, Baris & Lundy, L.L.P., included in Exhibit 5

23(b)           Consent of McGladrey & Pullen, L.L.P.

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ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vero Beach, Florida, on April 17, 2002.

                                   INDIAN RIVER BANKING COMPANY


                                   By:  /s/ Paul A. Beindorf
                                        ----------------------------------------
                                        Paul A. Beindorf, President
                                        and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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       SIGNATURE                                  TITLE                                   DATE




/s/ Paul A. Beindorf                   President, Chief Executive Officer            April 17, 2002
-------------------------------          and Director
Paul A. Beindorf


                                       Director                                      _______, 2002
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William C. Graves, IV


/s/ Robert A. Grice                    Director                                      April 17, 2002
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Robert A. Grice


/s/ Griffin A. Greene                  Director                                      April 17, 2002
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Griffin A. Greene


/s/ William B. Marine                  Director                                      April 17, 2002
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William B. Marine


                                       Chairman of the Board                         _______, 2002
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John L. Minton


/s/ Keith H. Morgan, Jr.               Director                                      April 17, 2002
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Keith H. Morgan, Jr.

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

                                       Director                                      ________, 2002
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Daniel R. Richey


                                       Director                                      ________, 2002
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Mary M. Rogers


/s/ John David Smith                   Director                                      April 17, 2002
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John David Smith


/s/ Phillip L. Tasker                  Treasurer and Chief                           April 18, 2002
-------------------------------        Financial Officer (Principal
Phillip L. Tasker                      Accounting and Financial Officer)



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